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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Ashford Inc.
Dallas, Texas

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2018, relating to the consolidated financial statements of Ashford Inc. appearing in Ashford Inc.'s Annual Report on Form 10-K for the year ended December 31, 2017.

        We also consent to the reference to us under the caption "Experts" in this Registration Statement.

/s/ BDO USA, LLP
Dallas, Texas

October 5, 2018

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm